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                                                                    Exhibit 99.1

United States Securities and Exchange Commission
450 Fifth Street NW
Washington, DC  50249

      Re:  Medwave, Inc.
           File No. 0-26192
           Certification pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

Ladies and Gentleman:

         In connection with the Quarterly Report of Medwave Inc. (the "Company") on Form 10-Q for the quarter ended October 31, 2002 as filed with the Securities and Exchange Commission (the "Report"), I, Timothy O'Malley, President and Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

         (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

         (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:    December 10, 2002                   Medwave, Inc.


                                             By: /s/ Timothy J. O'Malley
                                                 -------------------------------
                                                 Timothy J. O'Malley
                                                 President and Chief Executive
                                                   Officer
                                                 (Principle Executive Officer
                                                   and Principle Financial
                                                   Officer)